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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of Scios Inc. on Form S-8 (File No. 2-90477, File No. 2-97606, File No. 33-39878 and File No. 33-51590) and Form S-3 (File No. 33-18958) of our report dated February 6, 1996 on our audits of the consolidated financial statements of Scios Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of three years in the period ended December 31, 1995 which report is included in this Annual Report on Form 10-K.

                                        /s/ COOPERS & LYBRAND LLP



San Jose, California
March 28, 1996